

                                                                    Exhibit 5.2

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

Avocats o Agents de brevets     Barristers & Solicitors       Le Windsor
et marques de commerce          Patent & Trade-mark Agents    1170, rue Peel
                                                              Montreal (Quebec)  H3B 4S8
 McCarthy Tetrault                                            Canada
                                                              Telephone:    (514) 397-4100
McCarthy Tetrault s.r.l.        McCarthy Tetrault LLP         Facsimile:    (514) 875-6246
                                                              mccarthy.ca



                                                                 March 24, 2003

Re: Registration Statement on Form F-10

         As Canadian legal counsel to Tembec Inc. ("Tembec") and Tembec Industries Inc. ("Tembec Industries"), we hereby consent to the reference to our name in the Registration Statement on Form F-10 of the Company under the headings "Certain Canadian Federal Income Tax Considerations", "Enforceability of Judgments" and "Legal Matters" and to the use of our opinion under the heading "Certain Canadian Federal Income Tax Considerations" and "Enforceability of Judgments".



                                                    Yours very truly,





                                                    (s) McCarthy Tetrault LLP